NEXCEN BRANDS ACQUIRES BILL BLASS

First luxury brand acquisition completed

New York, N.Y. February 15, 2007 -- NexCen Brands, Inc. (“NexCen” or the “Company”) (NASDAQ: NEXC) announced today that it has completed its acquisition of Bill Blass Holding Co., Inc. (“Blass”), a designer apparel company known for its modern and timeless American style for both men and women. This acquisition includes two subsidiaries owned by Blass, Bill Blass Licensing Co., Inc. and Bill Blass International LLC. In addition, Designer Licensing Holdings, LLC (“DLH”) has entered into a new license with NexCen for men’s and women’s denim. An affiliate of DLH has also acquired a 10% minority interest in the Company’s Bill Blass trademark subsidiary.

NexCen’s President and Chief Executive Officer, Robert W. D’Loren, offered his commentary: “Bill Blass is such an exciting acquisition for our consumer branded products vertical , and presents a strong growth opportunity for us.” “We have exciting plans for Bill Blass which we intend to implement immediately,” he continued.

Blass recently completed their first runway show for New York’s Fashion Week, working in tandem with NexCen’s management team. The collection has been prominently featured in industry publications and the mainstream press due to the creative genius of couture designer Michael Vollbracht and the label’s following among “A-list” celebrities and socialites.

As previously announced, NexCen paid $54.6 million at closing through a combination of cash and the issuance of NexCen common stock. The stock component was 28% or $15.5 million of the initial purchase price.

About the Companies

NexCen Brands, Inc. is the premier 21st century brand acquisition and management company focused on assembling a diversified portfolio of intellectual property (IP) centric companies operating in the consumer branded products and franchise industries. NexCen owns and franchises The Athlete’s Foot brand worldwide as well as the global rights to Bill Blass, a designer apparel brand

Bill Blass defines timeless American style. Founded by William Ralph Blass in the 1970’s, Bill Blass from its inception offered women modern, sophisticated, tailored clothing. The company’s reputation was built on elegant designs executed in the finest fabrics. The company remains true to its design heritage by favoring the always fashionable over the fleetingly trendy, acquiring a dedicated following of the world’s most stylish women and making Bill Blass an internationally recognized brand.

Forward-Looking Statement Disclosure

This press release contains "forward-looking statements," as such term is used in the Securities Exchange Act of 1934, as amended. Such forward-looking statements include those regarding expectations for the development of the new IP strategy business, expectations for the performance of Blass and NexCen's ability to complete the acquisition of Blass. When used herein, the words "anticipate," "believe," "estimate," "intend," "may," "will," "expect" and similar expressions as they relate to the Company or its management are intended to identify such forward-looking statements. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties. They are not guarantees of future performance or results. The Company's actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include: (1) we may not be successful in implementing the new IP strategy, (2) we may not be successful in operating or expanding Blass or integrating it into our IP business strategy, (3) the license relationship between Blass and DLH is new and may not be successful, (4) risks associated with marketing and licensing our acquired trademarks and with successfully developing and marketing new products particularly in light of rapidly changing fashion trends, (5) risks associated with the ability of licensees to successfully market and sell branded products, competition and (6) other factors discussed in our filings with the Securities and Exchange Commission. NexCen undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information on this transaction, or NexCen please visit our website at www.nexcenbrands.com or contact:

Media Relations:

Marjorie Klein
MKlein Communications
(203) 938-2553
mklein6@optonline.net

Investor Relations:

David B. Meister
NexCen Brands, Inc.
(212) 277 - 1119
investor_relations@nexcenbrands.com